Exhibit 1.2

MICROCELL TELECOMMUNICATIONS INC.

GENERAL BY-LAW

enacted pursuant to the
Canada Business Corporations Act

Adopted on May 1, 2003

BY LAW NO. 2003-1

GENERAL BY-LAW

OF THE CORPORATION

enacted pursuant to the
Canada Business Corporations Act

ii

iii

BY-LAW NO. 2003-1
GENERAL BY-LAW
OF THE CORPORATION

enacted pursuant to the
Canada Business Corporations Act

Be it enacted as a by-law of MICROCELL TELECOMMUNICATIONS INC. (the “Corporation”) as follows:

ARTICLE 1
INTERPRETATION

Section 1.1     Definitions.

Subject to an express disposition to the contrary, or where the context requires otherwise, in this By-law:

“Affiliate” has the meaning given to that term in the Act;

“Act” means the Canada Business Corporations Act, (R.S.C., 1985, C-44), as from time to time amended; in the event of any amendment to the Act, any reference contained in these By-laws shall be interpreted as a reference to the amended provisions of the Act;

“Articles” means the articles of the Corporation and any subsequent amendments;

“Board” means the Board of directors of the Corporation;

“By-laws” means the by-laws of the Corporation that are in force at any given time;

“Electronic Document” means any form of representation of information or of concepts fixed in any medium in or by electronic, optical or other similar means and that can be read or perceived by a person or by any means;

“Information System” means a system used to generate, send receive, store, or otherwise process an Electronic Document;

“Recorded Address” means in the case of a shareholder the address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the Board, the latest address as recorded in the records of the Corporation.

Defined terms which are used but not defined in this By-law shall have the meaning ascribed to them in the Articles.

     Terms used in the singular include the plural and vice versa, those used in the masculine include the feminine and vice versa, and the dispositions which apply to physical persons apply also to bodies corporate including corporations and other groups not constituted in corporations.

     Titles are used in this By-law as reference only and must not be considered in the interpretation of this By-law.

ARTICLE 2
LOCATION OF OFFICE AND CORPORATE SEAL

Section 2.1     Offices.

          The Corporation may, in addition to its registered office, establish elsewhere within or without Canada such offices and agencies as the Board may from time to time determine.

Section 2.2     Seal.

          The Corporation may have a seal which shall bear the name of the Corporation. The seal of the Corporation shall be adopted or changed by resolution of the Board. A document emanating from the Corporation shall not be invalid merely because the seal of the Corporation is not affixed thereto.

ARTICLE 3
BORROWING AND SECURITY

Section 3.1     Borrowing Power

          Without limiting the borrowing powers of the Corporation as set forth in the Act or the Articles, the Board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge debt obligations of the Corporation, whether secured or unsecured;

(c)	to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation to secure any present or future obligation of the Corporation.

Section 3.2     Delegation.

          Subject to the Act and the Articles, the Board may from time to time delegate to a committee, a director or an officer, all or any of the powers conferred to the Board by Article 3 or by the Act, to such extent and in such manner, as the Board may determine at the time of such delegation.

ARTICLE 4
SHAREHOLDERS

Section 4.1     Annual Meetings.

          Subject to the provisions of the Act, the annual meeting of the shareholders of the Corporation shall be held on such date in each year, at such time and, subject to Section 4.3, at such place as the Board may determine, to receive and consider the financial statements with the report of the auditor or auditors, to elect directors, to appoint an auditor or auditors and to fix or to authorize the Board to fix the auditors’ remuneration and to consider, deal with and dispose of such other business as may properly come before a meeting of shareholders.

Section 4.2     Special Meetings.

          Special meetings of the shareholders may be called at any time by resolution of the Board or by the president or the chairman of the Board and shall be called when required by the shareholders in conformity with the Act.

Section 4.3     Place of Meetings.

          Meetings of the shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is located or at such other place in Canada as may be fixed by the Board.

Section 4.4     Meetings by Telephonic, Electronic or other Communication Facility.

          Any person entitled to attend a meeting of shareholders may participate in the meeting, to the extent and in the manner permitted by law, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility. A person participating in a meeting by such means is deemed for the purposes of the Act to be present at the meeting. The directors or the shareholders of the Corporation who call a meeting of shareholders pursuant to the Act may determine that the meeting shall be held, to the extent and in the manner permitted by law, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

Section 4.5     Notice of Meetings.

          Notice of each annual meeting and of each special meeting of the shareholders shall be given in the manner provided in Article 13 to the shareholders entitled to vote thereat, to the shareholders entitled to receive such notice, to the directors and to the auditor or auditors at their respective addresses as they appear in the records of the Corporation, not less than 21 days and not more than 60 days prior to the date fixed for such meeting, subject to the provisions of any applicable securities legislation. If the address of any shareholder, director or auditor does not appear in the record of the Corporation, the notice may be sent as aforesaid to such address as the person sending the notice may consider to be most likely to reach promptly such shareholder, director or auditor.

          A shareholder and any other person entitled to attend a meeting of shareholders may waive such notice in writing, by Electronic Document, before or after the holding of such meeting or by attending thereat in person, or, in the case of shareholders, by proxyholder or in the case of a body corporate or association by a representative duly authorized in accordance with the provisions of Section 4.8; nevertheless, a person who attends such a meeting is not deemed to have waived the right to notice of the meeting when he so attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

          The notice of the annual meeting, as well as the notice of special meeting, shall state:

(a)	the time, date and place of the meeting as well as the nature of business to be considered in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and

(b)	the text of any special resolution to be submitted to the meeting.

          It is not necessary to give notice of the reconvening of an adjourned meeting other than by announcement at the earliest meeting that is adjourned; a new notice of meeting is, however, required if the shareholders’ meeting is adjourned one or more times for an aggregate of 30 days or more.

Section 4.6     Chair.

          The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed, who is present at the meeting and who has not declined to act as chairman: the chairman of the Board, the president or a vice-president of the Corporation. If no such officer is present within 30 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. The chairman shall not have a second or casting vote. The secretary of the Corporation, or in his absence the assistant-secretary, shall also act as secretary of all shareholders’ meetings, provided that, if no such officer is present, the chairman of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.

Section 4.7     Quorum.

          The quorum of shareholders at an annual or special meeting of shareholders is fixed at five shareholders entitled to vote at such meeting, present in person or represented either by proxy or by an individual acting on behalf of a body corporate or association and duly authorized by a resolution of the Board or governing body of the body corporate or association to represent it at meetings of shareholders of the Corporation, irrespective of the number of shares held by such shareholders.

          If a quorum is present at the opening of the meeting, the shareholders present or represented may proceed with the business of the meeting, notwithstanding the fact that a quorum is not present throughout the meeting.

          If a quorum is not present at the opening of the meeting, the shareholders present or represented may adjourn the meeting to a fixed time (which should be at least two business days after the date of the opening of the meeting) and place but may not transact any other business.

          The quorum at the reconvening of the meeting so adjourned is fixed at five shareholders entitled to vote at such meeting present or represented in accordance with this By-law, irrespective of the number of shares held by such shareholders. The meeting may then proceed to examine and dispose of the business for which it was called. If at the time of the reconvening of the meeting so adjourned a quorum is not present the meeting must again be adjourned or, if 30 days or more have elapsed from the date of the originally scheduled meeting, a new meeting must be called.

          Section 4.8      Representation at Meetings.

          Shareholders shall be entitled to vote in person or, if a body corporate or association, by a representative duly authorized by resolution of the Board or other governing body of such body corporate or association. Shareholders shall also be entitled to vote by proxyholder or by one or more alternative proxyholders, whether or not such proxyholder is himself a shareholder; the proxyholder shall attend the meeting, vote thereat and otherwise act in the manner and to the extent authorized and with the authority conferred by the proxy.

          A proxy shall be signed by the shareholder or by his agent authorized in writing and this signature need not be witnessed.

          A proxy is valid only at the meeting in respect of which it is given or any adjournment thereof.

          The instrument appointing a proxyholder may, except in cases where the law otherwise provides, be in the form provided by law or in any other appropriate form.

          The Board shall specify in the notice calling a meeting of shareholders, a time not exceeding 48 hours, excluding Saturdays and holidays, preceding the meeting or any adjournment thereof, before which time proxies to be used at the meeting must be deposited with the Corporation or its agent.

          The Board may also permit particulars of proxies for use at or in connection with any such meeting which have been deposited with the Corporation or its agent at a place other than the place of such meeting to be sent to the secretary of the Corporation prior to such meeting. In such event, such proxies if otherwise in order shall be valid and any votes cast in accordance therewith shall be counted.

Section 4.9     Voting.

          Every question submitted to any meeting of shareholders shall be decided by a show of hands unless a ballot is ordered or required in the manner hereinafter set out.

          The chairman of such meeting may, in his discretion, order a ballot. Moreover, any shareholder or its representative, where the shareholder is a body corporate or an association, or his proxyholder, either before or after any vote by show of hands, may require a ballot on any question at any time before the termination of the meeting. A demand for a ballot may be withdrawn.

          If at any meeting a ballot is to be taken, it shall be taken in such manner and either at once or after adjournment as the chairman directs. The result of a ballot shall be deemed to be a resolution of the meeting at which the ballot was taken whether or not a vote on a show of hands had previously been taken on the same question.

          At all meetings of shareholders, every shareholder entitled to vote thereat, whether present in person or by proxyholder, or, in the case of a body corporate or association by a duly authorized representative, shall be entitled to exercise the number of votes per share as is prescribed in the Articles; however, if by virtue of the Act another scale of voting rights is fixed with respect to a particular matter or to another class of shares, such scale of voting shall be adopted.

          The act of shareholders, their representatives or their proxyholders casting a majority of the votes in respect of shares so represented shall be the act of the shareholders, except where the affirmative vote of the shareholders casting a greater majority than a simple majority is required by the Act, or the Articles, or the By-laws of the Corporation.

Section 4.10      Electronic Voting by Shareholders.

          Any vote at a meeting of the shareholders may be held, to the extent and in the manner permitted by law, entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility.

Section 4.11      Voting while Participating Electronically.

          Any person participating in a meeting of shareholders by electronic means as provided in Section 4.4 and entitled to vote at that meeting may vote, to the extent and in the manner permitted by law, by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

Section 4.12      Procedure at Meeting.

          The chairman of any meeting of shareholders shall conduct the procedure thereat in all respects and shall be entitled to take decisions on all matters, including, but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any proxy.

           A declaration by the chairman at any meeting that a resolution has been carried or carried unanimously or carried by any particular majority or lost or not carried by a particular majority shall be prima facie evidence of the fact.

Section 4.13      Scrutineers.

          The chairman of any meeting of shareholders may appoint up to two persons, who may but need not be directors, officers, employees or shareholders of the Corporation, to act as scrutineers at such meeting.

Section 4.14      Subsequent Transferees.

          Every person who, by operation of law, transfer or other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which, prior to his name and address being entered on the register, shall be given to the person whose name appears on the register at the time such notice is given.

Section 4.15      Signed Resolution.

          Except in cases prohibited by law, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

          A copy of every resolution referred to in the preceding paragraph shall be kept with the minutes of the meeting of shareholders.

ARTICLE 5
DIVIDENDS AND RIGHTS

Section 5.1      Dividends.

          Subject to the Act and the Articles, the Board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or in property or by issuing fully paid shares of the Corporation. Any dividend unclaimed after a period of 6 years from the date on which it was declared to be payable shall be forfeited and shall revert to the Corporation.

Section 5.2      Entitlement to Dividends upon Transfer.

          Transfers of shares shall not transfer the right to dividends declared thereon before the registration of the transfer thereof. In the event that more than one person is registered as the joint holder of any share, any one of such persons may effectively waive or transfer the right to receive dividends in respect of such share.

Section 5.3      Dividend Cheques.

          A dividend payable in money may be paid in Canadian dollars or in any equivalent amount in any other currency, at the discretion of the Board, and shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which the dividend has been declared. The cheque shall be mailed by prepaid ordinary mail to the registered holder at such holder’s Recorded Address, unless the holder otherwise directs.

          In the case of joint holders, the cheque shall be made payable to the order of all the joint holders unless the joint holders otherwise direct and, if more than one address is recorded in the Corporation’s securities register in respect of such joint holding, the cheque shall be mailed to the first address so appearing.

          Unless the cheque is not paid on due presentation, the mailing of a dividend cheque shall satisfy and discharge the Corporation’s liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

Section 5.4      Non-Receipt or Loss of Cheque.

          In the event of non-receipt of any dividend cheque by the person to whom the cheque is sent, the Corporation shall issue a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

Section 5.5      Record Date for Dividends and Rights.

          Subject to the provisions of any applicable securities legislation, the Board may fix in advance a date, preceding by not more than 60 days the date for the payment of any dividend or the date for the issue of any right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of the dividend or to exercise the right to subscribe for those securities.

          Notice of any such record date shall be given not fewer than 7 days before the record date in the manner provided by the Act. If no such record date is fixed, such record date shall be at the close of business on the day on which the resolution relating to the dividend or right to subscribe is passed by the Board.

ARTICLE 6
DIRECTORS

Section 6.1     Board of Directors.

          Where the Articles provide that the Board shall consist of a fixed number of directors, the Board shall consist of the number fixed within the said Articles. Where the Articles of the Corporation provide for a minimum and maximum number of directors, the Board for the time being shall consist of that number of directors elected by the shareholders at the preceding meeting in accordance with the provisions of the law. The number of members of the Board may be changed, within the limits permitted by the Act and the Articles, by a resolution of the Board or a resolution of the shareholders.

Section 6.2     Election and Term of Office.

          Directors shall be elected by the shareholders by ordinary resolution. A vote by ballot shall not be necessary for the election of the directors of the Corporation unless it is required by someone present and entitled to vote at the meeting at which such election takes place. Subject to the provisions of the Articles and except where a director has been elected for an expressly stated term, a director’s term of office shall be from the date of the meeting at which he is elected or appointed until the close of the next annual meeting of shareholders at which an election of directors takes place or until his successor is elected or appointed.

          The office of a director shall be automatically vacated:

(a)	if he dies;

(b)	if he is removed or disqualified as provided for by law; or

(c)	if he resigns his office.

          Except as otherwise required by law, a vacancy among directors may be filled by a person appointed by the director(s), who were elected by the same shareholders as the director to be replaced, if any, and in the absence of any such directors, by the shareholders who appointed the director to be replaced. The successor director shall be appointed for the balance of the term of the director so replaced.

          No person shall be qualified for election as a director if he is less than 18 years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual; or if he has the status of a bankrupt. A director need not be a shareholder. A majority of the directors shall be resident Canadians, unless otherwise permitted by law. A retiring director, if otherwise qualified, shall be eligible for re-election.

Section 6.3     Meetings and Notices.

          Immediately after the annual meeting of shareholders in each year, a meeting of the directors who are then present shall be held without further notice, provided a quorum is present, for the appointment of the officers of the Corporation; such meeting may transact such other business as may come before it.

          Meetings of the Board may be called by or by the order of the chairman of the Board, the president, a vice-president if he is also a director, or any two directors and may be held at any place within or outside of Canada. Notice specifying the place, date and time of each such meeting shall be given to each director in the manner prescribed in Article 13 at least 48 hours prior to the date and time fixed for such meeting, or in case of emergency at least 12 hours prior to the time fixed for the meeting. If the address of any director does not appear in the records of the Corporation, then such notice may be sent as aforesaid to such address as the person sending the notice may consider to be most likely to reach such director promptly.

           The Board may from time to time provide for the holding of regular meetings of the Board at such place, within or without Canada, with or without notice, as may be determined by resolution.

          A notice of a meeting of directors shall specify any matter referred to in subsection 115(3) of the Act that is to be dealt with at the meeting but otherwise need not specify the purposes for which it is called or the nature of the business to be transacted at such meeting.

          No notice of the date, time and place of any meeting of the Board need be given to any director who waives notice thereof, either in writing by Electronic Document before or after the holding thereof or who is present thereat; nevertheless, a director’s presence at such meeting shall not constitute a waiver of notice if the director so attends for the express purpose of objecting to the transaction of any business on the grounds that not lawfully called.

          It is not necessary to give notice of the reconvening of an adjourned meeting if the date, time and place of the reconvening of this meeting is announced at the original meeting.

Section 6.4     Meetings by Communications Facilities.

          A director may, to the extent and in the manner permitted by law, participate in a meeting of directors or of a committee of directors by means of telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, but only if all the directors of the Corporation have consented to that form of participation. A director participating in such a meeting by such means is deemed for the purposes of the Act to be present at that meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the Board and of committees of the Board held while a director holds office.

Section 6.5     Quorum.

          A majority of the number of directors of which the Board consists shall constitute a quorum for a meeting of the Board. Notwithstanding any vacancy among the directors, a quorum may exercise all the powers of the directors provided, however, that no business shall be transacted at a meeting of directors unless a majority of directors present are resident Canadians. If a quorum is present at the opening of a Board meeting, the Board may proceed with the business of the meeting, notwithstanding the fact that a quorum is not present throughout the meeting.

Section 6.6     Voting.

          Questions arising at any meeting of the directors shall be decided by a majority of the votes of those present.

Section 6.7     Remuneration.

          The remuneration to be paid to the directors shall be fixed by the Board from time to time. The directors may also be paid such traveling and other expenses properly incurred by them in connection with the business and affairs of the Corporation as may be determined by resolution of the Board.

Section 6.8     Signed Resolutions.

          A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the Board is as valid as if it had been passed at a meeting of the Board.

          A copy of every resolution referred to in the preceding paragraph shall be kept with the minutes of the meetings of the Board.

Section 6.9     Powers of Directors.

          The Board shall supervise the management of the business and affairs of the Corporation and shall exercise all such powers and authority as the Corporation is authorized to exercise by the Act, the Articles or the By-laws and which are not by the Act, the Articles or the By-laws required to be exercised exclusively by the shareholders or with their consent.

          Notwithstanding that it be afterwards discovered that there was some defect or irregularity in the election of the Board or in the election of any person acting as director or in his qualification, all acts of the Board or of any person acting as director shall be as valid and binding upon the Corporation as if every such Board or person had been duly elected and had been qualified.

Section 6.10     Power to Allot Stock and Grant Options.

          Subject to the Articles or any other by-law restricting the allotment and issue of the shares of the capital stock of the Corporation, the Board may, from time to time, accept subscriptions, allot, issue, grant options or otherwise dispose of the whole or any part of the unissued shares of the Corporation to such persons, on such terms and conditions and for such consideration and in such manner not contrary to law, the Articles or By-laws as the Board thinks fit.

Section 6.11     Chairman of the Board.

          The Board may from time to time appoint a chairman of the Board who may or may not be an officer of the Corporation.

          The chairman of the Board shall preside at all meetings of the Board and shall exercise such other powers and authority and perform such other duties which the Board may from time to time prescribe.

ARTICLE 7
OFFICERS

Section 7.1     Officers.

          The Board may from time to time appoint a president, a chief executive officer, a chief financial officer, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer, one or more assistant-secretaries or assistant-treasurers and such other officers as the Board may from time to time deem necessary to appoint. Subject to those powers which, by law, may only be exercised by the Board, the president and if appointed, the other officers of the Corporation, shall respectively exercise such powers and authority and shall perform such duties, in addition to those specified in this By-law, as may from time to time be prescribed by the Board. The Board may vary, add to or limit the powers and duties of any officer. The same person may hold two or more of the offices in the Corporation. None of the officers of the Corporation need be directors of the Corporation. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board otherwise directs.

          The Board may also from time to time appoint other agents, attorneys, officers or employees of the Corporation within or outside Canada, who may be given such titles and who shall exercise such powers and authority (including the power of sub-delegation) and perform such duties of management or otherwise, as the Board or the president may from time to time determine.

          In case of the absence of any officer or employee of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being the powers and authority of such officer or employee to any other officer or employee or to any director of the Corporation.

Section 7.2     President.

          The president, subject to the control of the Board, shall supervise, administer and manage the business and affairs of the Corporation generally. The president shall also preside at all meetings of the Board in the event of the absence, inability or failure of the chairman of the Board to so act. The president shall exercise such other powers and authority and perform such other duties as may from time to time be prescribed by the Board.

Section 7.3     Chief Executive Officer.

          The chief executive officer shall manage the operations of the Corporation generally, and shall exercise such other powers and authority and perform such other duties as may from time to time be prescribed by the Board.

Section 7.4     Chief Financial Officer.

          The chief financial officer shall manage the finances of the Corporation generally, and shall exercise such other powers and authority and perform such other duties as may from time to time be prescribed by the Board.

Section 7.5     Vice-President.

          The vice-president, or if more than one, the vice-presidents, shall exercise such powers and authority and perform such duties as may from time to time be prescribed by the Board or by the president.

Section 7.6     Secretary.

          The secretary (or any other officer designated by the chairman of the Board) shall attend to the giving of all notices of the Corporation. The secretary (or any other officer designated by the chairman of the Board) shall keep the minutes of all meetings of the Board, all the committees of the Board and the shareholders in a book or books to be kept for that purpose. The secretary shall keep in safe custody the corporate seal of the Corporation. The secretary shall have charge of the records of the Corporation including records containing the names and addresses of the members of the Board, together with copies of all reports made by the Corporation and such other records and papers as the Board may direct. The secretary shall be responsible for the keeping and filing of all records, reports, certificates and all other documents required by law to be kept and filed by the Corporation. The secretary shall be subject to the control of the president and shall exercise such other powers and authority and perform such other duties as may from time to time be prescribed by the Board or by the president.

Section 7.7     Treasurer.

          The treasurer shall have general charge of the finances of the Corporation. The treasurer shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such banks or other depositories as the Board may from time to time designate; the treasurer shall render to the president and to the Board, whenever so directed, an account of the financial situation of the Corporation and of all transactions effected as treasurer; as soon as possible after the close of each fiscal year the treasurer shall prepare and submit to the president and to the Board a like report for such fiscal year. The treasurer shall have charge and custody of and be responsible for the keeping of the books of account. The treasurer shall be subject to the control of the president and shall exercise such other powers and authority and perform such other duties as may from time to time be prescribed by the Board or by the president.

Section 7.8     Powers of Officers.

           Notwithstanding that it be afterwards discovered that there was some defect or irregularity in the election of the Board or in the appointment of any person acting as officer or in his qualification, all acts of the Board or of any person acting as officer shall be as valid and binding upon the Corporation as if every such Board or person had been duly appointed and had been qualified.

Section 7.9     Removal and Discharge.

          The Board may remove any officer with or without cause at any time. Any agent or employee who is not an officer of the Corporation may be discharged by the president with or without cause at any time.

Section 7.10     Remuneration.

          The remuneration, if any, to be paid to officers appointed by the Board shall be fixed from time to time by a resolution of the Board.

ARTICLE 8
COMMITTEES

Section 8.1     Election.

          The Board may, from time to time, appoint from among the directors on the Board, members of committees of the Board, however designated, containing such proportion of Canadian residents as may be required by law.

Section 8.2     Chairman, Quorum and Procedure.

          Any committee of the Board shall have power to appoint a chairman and a vice-chairman, to fix its quorum, which quorum shall consist of not less than a majority of its members, and to determine its procedure.

Section 8.3     Secretary.

          The secretary of the Corporation shall act as secretary of each committee of the Board unless some other secretary be appointed by the committee.

Section 8.4     Powers.

          The Board may delegate to any committee of the Board any of the powers of the Board except those which by the Act a committee of the Board has no authority to exercise.

Section 8.5     Proceedings Open to the Board.

          Subject to any restriction issued by a government or regulatory authority, all proceedings of committees of the Board shall be open to the examination of the Board and shall be reported to the Board if and when the Board so directs.

Section 8.6     Meetings.

          Meetings of committees of the Board may be held at the registered office of the Corporation or at such other place within or outside Canada as a committee may from time to time determine. Meetings of a committee may be called by or by the order of the president, the chairman of the committee, the chairman of the Board or any two members thereof.

Section 8.7     Signed Resolutions.

          A resolution in writing signed by all the members of a committee of the Board entitled to vote on that resolution at a meeting of the committee of the Board is as valid as if it had been passed at a meeting of the committee of the Board.

          A copy of every resolution referred to in the preceding paragraph shall be kept with the minutes of the meetings of the committee of the Board.

Section 8.8      Remuneration.

          The members of a committee of the Board shall be entitled to receive such remuneration for their services as members of the committee as the Board may from time to time determine.

Section 8.9     Removal and Replacement.

          The Board may from time to time remove any member of a committee of the Board from office.

          The Board may also from time to time fill any vacancy which may occur in the membership of a committee.

ARTICLE 9
INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

Section 9.1     Liability.

          No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee of the Corporation, or for joining any receipt of other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto, provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

Section 9.2     Indemnity.

          Subject to the limitations provided by law, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer or an individual acting in a similar capacity, of another entity (as such term is defined in the Act) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment and including attorney’s fees, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party because of that association with the Corporation or other entity, if:

(1)	he acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interest of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation’s request; and

(2)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

          The Corporation shall advance the necessary moneys to a director, officer or other individual for the costs, charges and expenses (including attorney’s fees) for an action or a proceeding referred to previously. The individual shall repay the moneys if the individual does not fulfill the previously named conditions.

          The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this By-law shall limit the right of any person entitled to indemnify to claim indemnity apart from the provisions of this By-law.

Section 9.3     Insurance.

          The Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 9.1, above, against such liability as the Board may from time to time determine, and as permitted by law.

ARTICLE 10
SHARE CAPITAL

Section 10.1     Security Certificates and Stock Transfers.

          Certificates representing securities in the capital of the Corporation shall bear the signature of the chairman, the president or a vice-president and the secretary or assistant-secretary. The signature of the chairman, the president or vice-president may be engraved, lithographed or otherwise mechanically reproduced thereon and, should the Corporation have appointed a transfer agent, the signature of the secretary or assistant-secretary may also be engraved, lithographed or otherwise mechanically reproduced. Any certificates bearing the facsimile reproduction of the signatures of such authorized officers shall be deemed to have been manually signed by them and shall be as valid to all intents and purposes as if it had been so manually signed notwithstanding that the persons whose signatures are so reproduced shall have ceased to be officers of the Corporation on the date of such certificate or at the time that it is issued. Unless required by the rules of any stock exchange on which the securities of the Corporation are listed it shall not be necessary to affix the corporate seal of the Corporation to a share certificate. Each certificate must carry all notations required by law and be countersigned by one of the transfer agents and registrar of the Corporation.

Section 10.2     Securities Register.

          A central securities register shall be maintained by the Corporation or its agent at the registered office or at any other place in Canada designated by the Board. The Board may, from time to time, provide that one or more branch securities registers shall be maintained at such places within Canada or elsewhere, as may be designated by a resolution and may appoint officers or agents to maintain the same and to effect and record therein transfers of securities in the capital of the Corporation.

Section 10.3     Transfer Agents and Registrars.

          Agents of the Corporation charged with the maintenance of the central or branch securities registers may be designated as transfer agents and/or registrars of transfers, according to their functions. The Board may at any time terminate the appointment of such transfer agents and/or registrars.

Section 10.4     Record Date and Closing of Books.

          Subject to compliance with the Act, with any other applicable law and with the rules of any stock exchange on which the securities of the Corporation are listed, the Board may fix in advance, by resolution, a date not exceeding 60 days preceding the date for payment of a dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares of the share capital of the Corporation shall go into effect, as the record date for the determination of the shareholders entitled to receive payment of such dividend, the allotment of such rights or the exercise of such rights in respect of such change, conversion or exchange of the share capital of the Corporation with the effect that only the shareholders of record on the date so fixed by the Board shall be entitled to receive payment of such dividend, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding a transfer of any shares on the books of the Corporation after such record date.

Section 10.5     Lost and Destroyed Certificates.

          The Board may, upon such terms and conditions as to indemnity and otherwise as they may deem advisable, direct that a new certificate or certificates of securities be issued to replace any certificate or certificates of securities previously issued by the Corporation that have been worn out, lost, stolen or destroyed. The Board, when authorizing the issue of such new certificate or certificates, may, in its discretion, and as a condition precedent thereto, require the owner of such worn-out, lost, stolen or destroyed certificate or his legal representatives to give to the Corporation or to the transfer agent or transfer agents and to such registrar or registrars, as may be authorized or required to countersign such new certificate or certificates, a bond in such sum as they may direct, as indemnity against any claim that may be made against them or either of them for or in respect of the securities represented by such certificates alleged to have been worn out, lost, stolen or destroyed.

ARTICLE 11
FISCAL YEAR AND AUDIT

Section 11.1     Fiscal Year.

          The period for the fiscal year of the Corporation shall be determined from time to time by the Board.

Section 11.2     Audit.

          The shareholders, at each annual meeting, shall appoint an auditor or auditors to hold office until the next annual meeting and until the appointment of his or their successor or successors, unless he or they resign or his or their office becomes vacant by his or their death, if applicable. At least once in every fiscal year, such auditor or auditors shall examine the accounts of the Corporation and the financial statements to be presented at the annual meeting, and shall report thereon to the shareholders.

ARTICLE 12
CORPORATION REPRESENTATION FOR CERTAIN PURPOSES

Section 12.1     Declaration.

          The president, any vice-president, the chief executive officer, the chief financial officer, the secretary, the assistant-secretary and the treasurer or any one of them or any other officer or person thereunto authorized by the Board is authorized and empowered to make answer for the Corporation to all writs, orders and interrogatories upon articulated facts issued out of any Court, to answer and/or oppose for and on behalf of the Corporation all seizures and to declare for and on behalf of the Corporation to writs of attachment by way of garnishment in which the Corporation is garnishee, to make all affidavits and sworn declarations in connection therewith or in connection with any judicial proceedings to which the Corporation is a party, to make petitions for winding-up, sequestration or bankruptcy against any debtor of the Corporation, to attend and vote at all meetings of creditors of the Corporation’s debtors and to grant proxies in connection therewith.

Section 12.2     Representation at Meetings.

          Subject to the provisions of any other by-law of the Corporation, the president, any vice-president, the chief executive officer, the chief financial officer, the secretary, the assistant-secretary and the treasurer, or any one of them or any other officer or person thereunto authorized by the Board shall represent the Corporation, attend and vote at any meeting of shareholders or members of any firm, company, corporation or syndicate in which the Corporation holds shares or is otherwise interested, and any action taken and/or vote cast by them or one of them at any such meeting shall be deemed to be the act and/or vote of the Corporation.

           Any two of the president, any vice-president, the chief executive officer, the chief financial officer, the secretary, the assistant-secretary and the treasurer shall moreover be empowered to authorize any person (whether an officer of the Corporation or not) to attend, vote and otherwise act at all meetings of shareholders or members of any firm, company, corporation or syndicate in which the Corporation holds shares or is otherwise interested, and for this purpose, such officers shall be authorized to execute and to deliver from time to time for and on behalf and in the name of the Corporation a proxy in such form and terms as such officers see fit, including therein, but without in any way limiting or restricting the generality of the foregoing, provision for the appointment of a substitute proxyholder and the revocation of all proxies given by the Corporation prior thereto with respect to any such meeting.

ARTICLE 13
NOTICES

Section 13.1     Method of Giving Notices.

          Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the Articles, the By-laws or otherwise to a shareholder, director, officer or auditor of the Corporation shall be sufficiently given if, (i) delivered personally to such person, (ii) mailed by prepaid mail to such person at such person’s Recorded Address, (iii) sent to such person at such person’s Recorded Address by any means of prepaid transmitted or recorded communication, or (iv) provided as an Electronic Document to the Information System of that person.

          A notice which is delivered personally is deemed to be given when received. A notice which is mailed is deemed to have been given on the third day after the notice is deposited in a post office or public letter box. A notice sent by any means transmitted or recorded communication or provided as an Electronic Document shall be deemed to have been sent when dispatched by the Corporation if it uses its own facilities or Information System and otherwise, when delivered to the appropriate communication company or its representatives for dispatch.

          The secretary may change, or cause to be changed, the Recorded Address, including the Information System of any shareholder, director, officer or auditor in accordance with any information believed by the secretary to be reliable.

          A certificate of any officer, in office at the time of making the certificate, or agent of the Corporation, as to the facts in relation to the giving of any notice or the publication of any notice shall be conclusive evidence thereof and shall be binding on every person entitled to receive notice thereof.

          The signature of any director or officer to any notice may be written, printed or otherwise mechanically reproduced.

Section 13.2     Notice by Electronic Document.

          A requirement under the Act or this By-law to provide a person with a notice, document or other information is not satisfied by the provision of an Electronic Document unless:

(a)	the addressee has consented, in the manner prescribed under the Act, and has designated an Information System for the receipt of the Electronic Document;

(b)	the Electronic Document is provided to the designated Information System, unless otherwise prescribed in the Act;

(c)	the Act has been complied with;

(d)	the information in the Electronic Document is accessible by the sender so as to be usable for subsequent reference; and

(e)	the information in the Electronic Document is accessible by the addressee and capable of being retained by the addressee, so as to be usable for subsequent reference.

          An addressee may revoke consent to receive Electronic Documents in the manner prescribed in the Act.

          A requirement under the Act for one or more copies of a document to be provided to a single addressee at the same time is satisfied by the provision of a single version of the Electronic Document. A requirement under the Act to provide a document by registered mail is not satisfied by the sending of an Electronic Document unless prescribed under the Act.

Section 13.3     Signatures by Electronic Document.

          A requirement under the Act for a signature or for a document to be executed, except with respect to a statutory declaration or an affidavit, is satisfied if, in relation to an Electronic Document, the requirements prescribed under the Act are met and if the signature results from the application by a person of technology or a process that permits the following to be proven:

(a)	the signature resulting from the use by a person of the technology or process is unique to the person;

(b)	the technology or process is used by a person to incorporate, attach or associate the person’s signature to the Electronic Document; and

(c)	the technology or process can be used to identify the person using the technology or process.

Section 13.4     Notice to Joint Shareholders.

          If two or more persons are registered as joint holders of any share, any notice may be addressed to all such joint holders, but notice addressed to one of those persons shall be sufficient notice to all such persons.

Section 13.5     Computation of Time.

          In computing the period of days when notice must be given under any section of this By-law requiring a specified number of days’ notice of any meeting or other event, the period shall commence on the day following the sending of such notice and shall terminate at midnight of the last day of the period, except that if the last day of the period falls on a non-business day, the period shall terminate at midnight on the day next following that is not a non-business day.

Section 13.6     Undelivered Notices.

          If any notice given to a shareholder pursuant to Section 4.5 is returned on three consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices to that shareholder until the Corporation is informed in writing of the shareholder’s new address.

Section 13.7     Omissions and Errors.

          The accidental omission to give any notice to any shareholder, director or officer, auditor or the non-receipt of any notice by any such person or any error in any notice not affecting the substance of the notice shall not invalidate any action taken at any meeting held pursuant to the notice, or otherwise founded thereon.

ARTICLE 14
MISCELLANEOUS

Section 14.1     Conflict Rule.

          This By-law is made pursuant to and should be read in conjunction with the Act. If there is any conflict between this By-law or the Articles and the Act, the Act shall govern. If there is any conflict between this By-law and the Articles, the Articles shall govern.

Section 14.2     Execution of Instruments.

          Contracts, deeds, transfers, assignments, obligations, certificates, discharges and other instruments may be signed on behalf of the Corporation by the president, the chief financial officer, the secretary or the assistant secretary. In addition, the Board may, from time to time, direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

Section 14.3     Banking Arrangements

          The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by the Board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may prescribe.

CERTIFICATE

CERTIFIED TRUE COPY of By-Law No. 2003-1 of MICROCELL TELECOMMUNICATIONS INC., which by-law is still in force, without modification at the date of the present certificate.

SIGNED, in Montreal, May 1, 2003.

Jocelyn Côté, Vice-President Legal Affairs